SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): June 20, 2001


                        Media Communications Group, Inc.
             (Exact name of Registrant as Specified in its Charter)

         Delaware                 001-15977                    13-4051167
(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)                File No.)              Identification No.)


              6001 Power Line Road, Fort Lauderdale, Florida 33309
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (954) 351-9833


          [Former Name or Former Address if Changes Since Last Report]


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Item 4.  Change in Registrant's Certifying Accountant.

(a)(1)   Termination of Independent Accountants

         (i) The Accountants for the Registrant, Albright, Persing & Associates, Ltd. (the "Former Accountants"), were terminated as of June 20, 2001.

         (ii) During the interim period preceding the termination of their employment, there were no disagreements with the Former Accountants with respect to auditing principles or practices and financial statements. There were no disagreements with respect to disclosure or auditing scope and procedure:

                  (A) The Former Accountants have not advised the Registrant that information has come to their attention that has led them to no longer be able to rely on management's representations or that they were unwilling to be associated with the financial statements prepared by management.

                  (B) The Former Accountants have not advised the Registrant of the need to expand significantly their scope of their audit, or that any information has come to their attention during the Registrant's most recent fiscal year and any subsequent interim period preceding the termination of the their employment, that, if further investigated, might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, including information that might prevent them from rendering an unqualified audit report on those financial statements, or cause them to be unwilling to rely on management's representations or be associated with the Registrant's financial statements.

                  (C) The report on the financial statements for the past year does not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (D) The Former Accountants have not advised the Registrant that information has come to their attention that materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, including information that, unless resolved to their satisfaction, would prevent them from rendering an unqualified audit report on those financial statements.

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



(a) (2)  Engagement of New Independent Accountants.

         On June 21, 2001, the Registrant engaged McGladrey Pullen, 100 NE Third Avenue, Suite 600, Fort Lauderdale, Florida 33301 (the "New Accountants") as its new certifying accountants.

         The New Accountants were not consulted regarding:

         (i) The application of accounting principles to a specific transaction; or

         (ii) The type of audit opinion to be rendered with regard to the Registrant's financial statements; or any disagreements or reportable events as such terms are defined in Regulation S-K,
              Item 304.

  (a)(3) The Former Accountants have been provided with a copy of the disclosures being set forth in the Form 8-K with a request that they furnish the Registrant a letter addressed to the Commission stating whether they agree with the statements made by the Registrant in response to Item 304(a) of Regulation S-B and, if not, stating the respects in which it does not agree. Annexed hereto as an exhibit is a copy of a letter from the Former Accountants to the Commission stating that they agree with the statements on the Form 8-K concerning their firm.

  (a)(4) The New Accountants have also been furnished with a copy of the disclosures being set forth in the Form 8-K with an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the registrant's expression of its views, or the respects in which it does not agree with the statements made by the registrant in response to paragraph
         (a)(2).

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEDIA COMMUNICATIONS GROUP, INC.


Date:    June 25, 2001              By: /S/_________________________
                                           [Signature]

                                           A.J. Nassar, Chairman, Vice President
                                           _____________________________________
                                           [Please Print Name and Title]


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



                                    EXHIBITS


     1. Letter dated June 20, 2001 from Albright, Persing & Associates, Ltd. to the Securities and Exchange Commission.

Exhibit 1

                      Albright, Persing & Associates, Ltd.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          1025 Ridgeview Dr., Suite 300
                               Reno, Nevada. 89509


June 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:      Media Communications Group, Inc.
         Commission File No. 001-15977


Ladies and Gentlemen:

We have read Item 4 of Media Communications Group Inc.'s Form 8-K dated June 20, 2001, and we agree with such statements, except that (1) in reference to Item
(a)(1)(ii)(C), the audit opinion for the years ended December 31, 2000 and 1999 contained a going concern qualification, and (2) we are not in a position to confirm that Media Communications Group, Inc. engaged new principal accountants on June 20, 2001 and therefore, during the fiscal years ended December 31, 2000 and 1999 and the subsequent interim period to the date hereof, Media Communications Group, Inc. did not consult McGladrey Pullen regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,



____________________________________
Albright, Persing & Associates, Ltd.